SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


             DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):     MAY 8, 1998


                       THE SPORTS AUTHORITY, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    DELAWARE                          1-13426                     36-3511120
(STATE OR OTHER                  (COMMISSION FILE             (I.R.S. EMPLOYER
JURISDICTION OF                       NUMBER)                IDENTIFICATION NO.)
 INCORPORATION)


       3383 NORTH STATE ROAD 7
       FORT LAUDERDALE, FLORIDA                                     33319
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:            (954) 735-1701


                                (NOT APPLICABLE)
           (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS.

                  On May 7, 1998, The Sports Authority, Inc. ("Sports Authority") and Woolworth Corporation ("Woolworth") entered into a definitive agreement pursuant to which a wholly owned subsidiary of Woolworth will merge with and into Sports Authority. After the merger, Sports Authority will be a wholly owned subsidiary of Woolworth. The Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 7, 1998, by and among Woolworth, Liberty Merger Sub Inc. and Sports Authority, and the Joint Press Release, dated May 7, 1998, issued by Woolworth and Sports Authority, are attached hereto as Exhibit
2.1 and Exhibit 99.1, respectively, and are hereby incorporated by reference. The terms of the transaction described in the Joint Press Release are qualified in their entirety by reference to the Merger Agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      The following exhibits are filed with this report:

                  2.1 Agreement and Plan of Merger, dated as of May 7, 1998, by and among Woolworth Corporation, Liberty Merger Sub Inc. and The Sports Authority, Inc. (without exhibits and schedules).

                  99.1 Joint Press Release, dated May 7, 1998, issued by Woolworth Corporation and The Sports Authority, Inc.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                THE SPORTS AUTHORITY, INC.

                                By:     /S/ ANTHONY F. CRUDELE
                                ------------------------------------------------
                                    Anthony F. Crudele
                                    Senior Vice President and Chief
                                     Financial Officer
                                    (Principal Financial and Accounting Officer)

Dated: May 8, 1998

                                  EXHIBIT INDEX

EXHIBIT                                     DESCRIPTION
-------                                     -----------

2.1 Agreement and Plan of Merger, dated as of May 7, 1998, by and among Woolworth Corporation, Liberty Merger Sub Inc. and The Sports Authority, Inc.

99.1 Joint Press Release, dated May 7, 1998, issued by Woolworth Corporation and The Sports Authority, Inc.